UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

KeyBank Credit Agreement

On December 17, 2015 (the “Effective Date”), Mid Pac Petroleum, LLC, a Delaware limited liability company (“Mid Pac), and HIE Retail, LLC, a Hawaii limited liability company (“HIE Retail” and together with Mid Pac, the “Borrowers”), each a wholly owned subsidiary of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “KeyBank Credit Agreement”), among the Borrowers, the subsidiaries of Mid Pac named therein as guarantors (the “Subsidiary Guarantors”), the lending institutions named therein (collectively, the “Lenders”), and KeyBank National Association, as the administrative agent for the Lenders and as a letter of credit issuer. The KeyBank Credit Agreement provides for (a) a revolving credit facility in the maximum principal amount at any one time outstanding of $5,000,000, which provides for revolving loans and for the issuance of letters of credit, and (b) term loans made at closing in the aggregate principal amount of $110,000,000. The proceeds of the revolving loans under the revolving credit facility and the letters of credit will be used by the Borrowers to finance capital expenditures and provide working capital and funds for general corporate purposes. The proceeds of the term loans were used by the Borrowers on the Effective Date to refinance and repay the existing indebtedness under each Borrower’s credit facility, to pay transaction fees and expenses, and to facilitate a cash distribution by each Borrower to the Company. Capitalized terms used in this section entitled “Key Bank Credit Agreement” have the meanings ascribed to such terms in the KeyBank Credit Agreement unless such terms are otherwise defined herein.

Set forth below are certain of the material terms of the KeyBank Credit Agreement:

Interest. The outstanding principal amount of each revolving loan and each term loan bears interest at a fluctuating rate per annum equal to (i) during the periods such revolving loan or term loan, as applicable, is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, which as of the Effective Date is 2.00%, and (ii) during the periods such revolving loan or term loan, as applicable, is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable interest period plus the Applicable Margin in effect from time to time, which as of the Effective Date is 3.00%. At any time after an event of default has occurred and is continuing under the KeyBank Credit Agreement, the principal amount of the loans, all overdue interest and all fees owing under the KeyBank Credit Agreement shall bear interest at the rate per annum equal to 2.00% per annum above the then-applicable interest rate.

Prepayment. The Borrowers may at any time and from time to time prepay the loans, in whole or in part, without premium or penalty, except that if at any time prior to the first anniversary of the Effective Date any term loan is repaid in whole or in part (i) in connection or substantially contemporaneously with, or with the proceeds of, the incurrence of indebtedness by any of the Borrowers or their respective subsidiaries or (ii) upon or after acceleration as a result of an event of default under the Key Bank Credit Agreement, the Borrowers shall pay a fee equal to 1.00% of the principal amount so repaid on the date such repayment is made. The maturity date of the revolving loans is December 17, 2020. The term loans amortize on the last business day of each fiscal quarter beginning with the quarter ending March 31, 2016 in an amount equal to $2,750,000, with all remaining amounts owing under the outstanding term loans being due and payable on December 17, 2022. In addition, the loans are subject to mandatory repayment arising from proceeds of excess cash flow on a quarterly basis, and arising from the proceeds of asset sales, equity issuances, issuances of indebtedness and events of loss, subject to certain limitations.

Collateral. The loans and letters of credit issued under the KeyBank Credit Agreement are secured by a security interest in and lien on substantially all of the Borrowers’ and the Subsidiary Guarantors’ assets, a pledge by Par Petroleum, LLC, a Delaware limited liability company (“Par Petroleum”) and wholly owned subsidiary of the Company, of 100% of its ownership interest in HIE Retail, and a pledge by Koko’oha Investments, Inc., a Hawaii corporation (“Koko’oha”) and wholly owned subsidiary of Par Petroleum, of 100% of its ownership interest in Mid Pac.

Covenants. The KeyBank Credit Agreement requires the Borrowers and the Subsidiary Guarantors to comply with various affirmative and negative covenants affecting their respective businesses, including certain financial maintenance covenants.

Fees. The Borrowers agreed to pay certain fees with respect to the loans and letters of credit made available under the KeyBank Credit Agreement, including commitment fees, a structuring fee, closing fees, an administrative fee, and letter of credit fees.

The foregoing description of the KeyBank Credit Agreement is qualified in its entirety by reference to the KeyBank Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Sixth Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement

On the Effective Date and in connection with the consummation of the transactions contemplated by the KeyBank Credit Agreement, the Company and certain of its subsidiaries entered into a Sixth Amendment (the “Sixth Amendment”) to Delayed Draw Term Loan and Bridge Loan Credit Agreement (as amended from time to time, the “Parent Credit Agreement”) with Jefferies Finance LLC, as administrative agent for the lenders party thereto from time to time, including WB Macau55 Ltd., Highbridge International, LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (collectively, the “Term Lenders”). Pursuant to the Sixth Amendment, the Term Lenders agreed, among other things, to amend the Parent Credit Agreement to permit the transactions contemplated by the Key Bank Credit Agreement and the loan documents entered into in connection therewith, including the pledge agreements entered into by Par Petroleum and Koko’oha. In addition, the Company agreed to make a $20,000,000 prepayment of principal on account of the Fourth Advance (as defined in the Parent Credit Agreement) on or before December 31, 2015.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the KeyBank Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On December 18, 2015, the Company issued a press release announcing the closing of the transactions contemplated by the KeyBank Credit Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of December 17, 2015, among Mid Pac Petroleum, LLC, HIE Retail, LLC, the Subsidiary Guarantors party thereto, the lending institutions named therein, and KeyBank National Association, as the administrative agent and as a letter of credit issuer.

10.2	Sixth Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of December 17, 2015, among Par Pacific Holdings, Inc., the Guarantors party thereto, the Term Lenders party thereto and Jefferies Finance LLC, as administrative agent for the lenders.

99.1	Press Release dated December 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: December 18, 2015	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President and General Counsel

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